Exhibit 99.1

StandardAero Announces Fourth Quarter and Full Year 2024 Results

Milestone Year with Record Performance and Continued Double-Digit Growth Outlook in 2025

SCOTTSDALE, Arizona. — (BUSINESS WIRE) — StandardAero (NYSE: SARO) announced results today for three months ended December 31, 2024 ("Fourth Quarter 2024") and full fiscal year ended December 31, 2024 (“Full Year 2024”).

Fourth Quarter 2024 Highlights

•
Revenue increased 21.8% year-over-year to $1,409.6 million
•
Net loss was $14.1 million, driven by one-off transaction related costs and investments
•
Adjusted EBITDA increased 37.2% year-over-year to $186.2 million
•
Adjusted EBITDA Margin was 13.2%, an increase of 150 basis points compared to the prior year’s quarter
•
Completed $1.7 billion initial public offering ("IPO"), with $1.2 billion net primary proceeds used to pay down debt and significantly de-lever the business
•
Refinanced capital structure with new term loan and revolving credit facility that increased liquidity, extended maturities and are expected to result in over $130 million in annual interest savings compared to pre-IPO levels

Full Year 2024 Highlights

•
Revenue increased 14.8% year-over-year to $5,237.2 million
•
Net income was $11.0 million; Net Income Margin was 0.2%
•
Adjusted EBITDA increased 23.1% year-over-year to $690.5 million
•
Adjusted EBITDA Margin was 13.2%, an increase of 90 basis points compared to the prior year
•
Net Debt to Adjusted EBITDA Leverage Ratio of 3.1x as of December 31, 2024

“We are proud to report a very strong finish to what has been a historic year for StandardAero. We achieved significant revenue and earnings growth for the Fourth Quarter 2024 driven by demand across all our end markets and strong execution,” said Russell Ford, StandardAero’s Chairman and Chief Executive Officer. Ford continued, “The engine aftermarket environment remains extremely positive with the commercial aerospace market growing 33% during the Fourth Quarter 2024 as demand continues to outpace supply. Our Adjusted EBITDA growth during the quarter reflects that strong growth as well as favorable mix and productivity improvements. These factors have us positioned to deliver greater efficiency and profitability as we continue to invest in the business and make progress on our strategic initiatives for further growth. With a clear leadership position in the aerospace engine aftermarket, a strong team, and a proven strategy to create value for our stakeholders, we are confident in our ability to build on our momentum as we progress through 2025 and beyond.”

Fourth Quarter 2024 Consolidated Results

StandardAero reported revenue for the three months ended December, 31 2024 of $1,409.6 million, an increase of 21.8% compared to $1,157.8 million for the prior year period. The increase was driven by both the Engine Services and Component Repair Services segments, with continued strength across the commercial aerospace and business aviation end markets, which increased 33% and 11%, respectively, compared to the prior year period. The military and helicopter end market increased 9% compared to the prior year period, driven by the contribution of the acquisition of Aero Turbine, Inc. ("ATI"), which was offset by lower volumes on the AE 1107 engine that powers the V-22 Osprey following the temporary grounding of the platform earlier in 2024.

Net loss was $14.1 million for the three months ended December, 31 2024, as compared to net loss of $4.6 million for the prior year period. Net loss for the quarter remained impacted by the Company’s higher leverage and interest expense associated with its pre-IPO capital structure, as well as expenses associated with the Company’s IPO and subsequent refinancing, the integration of ATI, and other non-recurring activities.

Adjusted EBITDA increased 37.2% to $186.2 million for the Fourth Quarter 2024, as compared to $135.7 million for the prior year period. The increase reflects revenue growth in both segments and continued margin expansion from operating leverage, positive mix, and pricing and cost initiatives. Adjusted EBITDA margin expanded 150 basis points to 13.2%, as compared to 11.7% for the prior year period.

Fourth Quarter 2024 Segment Results

Engine Services Segment

Engine Services segment revenue increased $218.8 million, or 21.3%, to $1,245.6 million for the three months ended December 31, 2024, compared to the prior year period. Revenue generated from our commercial aerospace and business aviation end markets increased 36% and 11%, respectively, primarily driven by higher engine maintenance demand on the platforms that we service. These increases were partially offset by a decrease in our military and helicopter end market of 1%, primarily attributable to the temporary grounding of the US Navy’s V-22 Osprey fleet.

Engine Services Segment Adjusted EBITDA increased $28.6 million, or 21.8%, to $159.8 for the three months ended December 31, 2024, from $131.2 million for the prior year period. The increase in Segment Adjusted EBITDA was primarily driven by revenue growth.

Component Repair Services Segment

Component Repair Services segment revenue increased $33.1 million, or 25.3%, to $164.0 million for the three months ended December 31, 2024, compared to the prior year period. Revenue generated from our commercial aerospace end market increased 10%, primarily driven by the increases in engine maintenance and higher component usage. Revenue generated in our military and helicopter and other end markets increased 50%, primarily attributable to increased demand for component repairs, as well as the acquisition of ATI.

Component Repair Services Segment Adjusted EBITDA increased $13.3 million, or 43.6%, to $43.7 million for the three months ended December 31, 2024, from $30.4 million for the prior year period. The increase is primarily due to increased revenue, pricing and engine component mix, as well as the contribution from the ATI acquisition.

Full Year 2024 Results

Revenue for the year ended December 31, 2024, was $5,237.2 million, an increase of 14.8% compared to $4,563.3 million in the prior year period. The increase was driven by both the Engine Services and Component Repair Services segments. The commercial aerospace and business aviation end markets increased 25% and 8%, respectively, compared to the prior year period. The military and helicopter end market grew 1%, driven by the contribution of the ATI acquisition for part of the year, which was offset by lower volumes on the AE 1107 engine that powers the V-22 Osprey following the temporary grounding of the platform earlier in 2024.

Net income was $11.0 million for the year ended December 31, 2024, as compared to net loss of $35.1 million for the prior year period. Net income for the year-to-date period was impacted by the Company’s higher leverage and interest expense associated with its pre-IPO capital structure, as well as expenses associated with the Company’s IPO and subsequent refinancing, the acquisition and integration of ATI, and other non-recurring activities.

Adjusted EBITDA for the year ended December 31, 2024, was $690.5 million, an increase of 23.1% as compared to $561.1 million for the prior year period. The increase reflects strong revenue growth in both segments and continued margin expansion from operating leverage, positive mix, pricing and cost initiatives. Adjusted EBITDA margin expanded 90 basis points to 13.2%, as compared to 12.3% for the prior year period.

Full Year 2024 Segment Results

Engine Services Segment

Engine Services segment revenue increased $594.9 million, or 14.7%, to $4,644.8 million for the year ended December 31, 2024, compared to the prior year period. Revenue generated from our commercial aerospace end market increased 26%, primarily driven by the increases in higher engine repair and maintenance demand as well as additional market share capture on certain engine platforms we service, which benefited from the continued growth in commercial air travel demand and improvement in pilot shortages that impacted the regional jet markets. Revenue generated from our business aviation end market increased 8%, primarily attributable to the demand strength on the platforms that we service. These increases were partially offset by a decrease in revenue generated from our military and helicopter end market of 3%, primarily attributable to lower volumes on the AE 1107 engine that powers the US Navy's V-22 Osprey fleet, following the temporary grounding of the platform in 2024.

Engine Services Segment Adjusted EBITDA increased $91.8 million, or 17.7%, to $610.9 for the year ended December 31, 2024, from $519.1 million for the prior year period. The increase in Segment Adjusted EBITDA was primarily driven by revenue growth.

Component Repair Services Segment

Component Repair Services segment revenue increased $79.0 million, or 15.4%, to $592.4 million for the year ended December 31, 2024, compared to the prior year period. Revenue generated from our commercial aerospace end market increased 17%, primarily driven by the increases in engine maintenance and higher component usage across engine platforms. Revenue generated in our military and helicopter and other end markets increased 12%, primarily attributable to the acquisition of ATI and increased demand for component repairs within the market.

Component Repair Services Segment Adjusted EBITDA increased $29.4 million, or 23.5%, to $154.7 million for the year ended December 31, 2024, from $125.3 million for the prior year period. The increase was driven by increased revenue, pricing, engine mix, and productivity initiatives, as well as the contribution from the ATI acquisition.

Capital Structure and Balance Sheet

On October 2, 2024, the Company completed its IPO of common stock at a public offering price of $24.00 per share. The offering included 69 million shares of common stock, of which the Company issued and sold 53.25 million shares and the selling stockholders sold 15.75 million shares. The IPO generated net proceeds to the Company of approximately $1,202.8 million after deducting underwriting discounts and commissions of approximately $67.1 million and estimated offering expenses of approximately $8.1 million, which were used to repay all of StandardAero’s $475.5 million of outstanding 10.0% Senior Notes, plus accrued interest, and repay $726.1 million of StandardAero’s outstanding 2024 Term Loan Facilities, plus accrued interest.

Additionally, on October 31, 2024, the Company refinanced its remaining debt, entering into a new credit agreement providing for $2,250.0 million of new term loan facilities due October 31, 2031, bearing interest at Term SOFR + 2.25% and a new $750.0 million 2024 revolving credit facility due October 31, 2029, bearing interest at Term SOFR + 2.00%. The applicable margins on the new facilities are subject to adjustment based on the Consolidated First Lien Net Leverage Ratio (as defined in the new credit agreement) as of the preceding fiscal quarter end. The Company used the proceeds raised from the new term loan facilities and the new revolving credit facility, net of fees, to repay in full and terminate its existing debt facilities.

The interest rate of the new term loan facilities reflects a 1.25% reduction from our previous interest rate and the interest rate of the new revolving credit facility reflects a 1.50% reduction from our previous interest rate, in each case, prior to our IPO. Combined, the IPO and the refinancing transactions result in a significantly de-leveraged capital structure and improved cash flow profile, with annual interest savings of greater than $130 million as compared to pre-IPO levels under current interest rates.

As a result of continued growth in Adjusted EBITDA and cash generation in the Fourth Quarter 2024, as well as the repayment of debt associated with the IPO and subsequent refinancing, the Company's Net Debt to Adjusted EBITDA Leverage Ratio was 3.1x as of December 31, 2024.

Full Year 2025 Guidance

“As we look ahead to 2025, our outlook reflects the strength of the foundation we have built and the continued momentum in our business. We are seeing strong demand and continued double-digit growth in both our Engine Services and Component Repair Services segments, as we continue to benefit from our pure-play aftermarket focus and enduring secular tailwinds. Alongside this backdrop, our significantly improved balance sheet provides the opportunity to create additional value through our proven playbook for investing organically, capturing new programs and executing on accretive M&A targets. With new platform programs ramping up, we believe we are well-positioned to deliver revenue growth and profitability as we scale further. Based on these factors, we are confident in our ability to deliver strong results in 2025.

StandardAero is initiating the following full year 2025 guidance:

Full Year 2025	($ in millions)
Revenue	$5,800 to $5,950
Engine Services	$5,085 to $5,215
Component Repair Services	$715 to $735
Adjusted EBITDA	$770 to $790
Engine Services	~13% Segment Adjusted EBITDA Margin
Component Repair Services	~27% Segment Adjusted EBITDA Margin
Free Cash Flow	$155 to $175
Major Platform Expansion Investments Included	$90
End Market Revenue Growth Assumptions
Commercial Aerospace	Low Double Digit to Mid-Teens Growth
Military & Helicopter	High Single Digit Growth
Business Aviation	High Single Digit Growth

Conference Call and Webcast Information

StandardAero management will host a conference call today, March 10, 2025, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13750898. The replay will be available until 11:59 PM ET on March 24, 2025.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is an NYSE listed company under the ticker symbol SARO. For more information about StandardAero, go to www.standardaero.com.

Investor Relations Contact

Investors@StandardAero.com

480-377-3142

Alex Trapp

Alex.Trapp@StandardAero.com

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations for the fiscal year ended December 31, 2025, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify.

Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: risks related to conditions that affect the commercial and business aviation industries; decreases in budget, spending or outsourcing by our military end-users; risks from any supply chain disruptions or loss of key suppliers; increased costs of labor, equipment, raw materials, freight and utilities due to inflation; future outbreaks and infectious diseases; risks related to competition in the market in which we participate; loss of an OEM authorization or license; risks related to a significant portion of our revenue being derived from a small number of customers; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; our ability to respond to changes in GAAP; our or our third-party partners’ failure to protect confidential information; data security incidents or disruptions to our IT systems and capabilities; our ability to comply with laws relating to the handling of information about individuals; changes to United States tariff and import/export regulations; failure to maintain our regulatory approvals; risks relating to our operations outside of North America; failure to comply with government procurement laws and regulations; any work stoppage, hiring, retention or succession issues with our senior management team and employees; any strains on our resources due to the requirements of being a public company; risks related to our indebtedness; our success at managing the risks of the foregoing, and the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt to Adjusted EBITDA, and Free Cash Flow. We use these non-GAAP financial measures to evaluate our business operations.

Certain of the non-GAAP financial measures presented in this press release are supplemental measures of our performance, in the case of Adjusted EBITDA and Adjusted EBITDA Margin, that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. We also present Net Debt to Adjusted EBITDA and Free Cash Flow, which are liquidity measures, that we believe are useful to investors because it is also used by our management for measuring our operating cash flow, liquidity and allocating resources. We believe it is important to measure the free cash flows we have generated from operations, after accounting for routine capital expenditures required to generate those cash flows. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers. We define Net Debt to Adjusted EBITDA as long-term debt, less cash and cash equivalents divided by Adjusted EBITDA. We define free cash flow as cash from operating activities less capital expenditures.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers.

We have presented forward-looking statements regarding Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measure determined in accordance with GAAP. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period in reliance on the exception provided by item 10(e)(1)(i)(B) of Regulation S-K. We are unable to present a quantitative reconciliation of each forward-looking Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow to its most directly comparable forward looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measure without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the company's actual results and preliminary financial data set forth above may be material.

STANDARDAERO, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share figures)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash	$102,581	$57,982
Accounts receivable (less allowance for expected credit losses of $15,455 and $14,779, respectively)	580,668	518,334
Contract assets, net	915,200	810,413
Inventories	847,018	698,797
Prepaid expenses and other current assets	29,707	39,126
Advance to related parties	—	138
Income tax receivable	9,960	10,980
Total current assets	2,485,134	2,135,770
Property, plant and equipment, net	568,607	522,169
Operating lease right of use asset, net	172,206	168,513
Customer relationships, net	1,004,701	1,010,747
Other intangible assets, net	291,487	284,979
Goodwill	1,685,970	1,632,496
Other assets	4,417	—
Deferred income tax assets	1,079	4,728
Total assets	$6,213,601	$5,759,402
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$645,701	$468,625
Accrued expenses and other current liabilities	99,572	115,999
Accrued employee costs	79,134	76,121
Operating lease liabilities, current	17,663	17,040
Due to related parties	1,345	—
Contract liabilities	400,025	355,651
Income taxes payable, current	6,655	9,337
Long-term debt, current portion	23,449	26,676
Total current liabilities	1,273,544	1,069,449
Long-term debt	2,207,977	3,172,108
Operating lease liabilities, non-current	164,224	159,482
Deferred income tax liabilities	169,824	182,303
Income taxes payable, non-current	—	3,108
Other non-current liabilities	24,628	26,240
Total liabilities	3,840,197	4,612,690
Commitments and contingencies (Note 15)
Stockholders' equity
Common stock ($0.01 par value, 3,500,000,000 shares authorized; 334,461,630 and 281,211,630 shares issued and outstanding as of December 31, 2024, and December 31, 2023)	3,345	2,812
Preferred stock ($0.01 par value, 100,000,000 shares authorized; no shares were issued)	—	—
Additional paid-in capital	3,944,802	2,725,157
Accumulated deficit	(1,563,321)	(1,574,295)
Accumulated other comprehensive loss	(11,422)	(6,962)
Total stockholders' equity	2,373,404	1,146,712
Total liabilities and stockholders' equity	$6,213,601	$5,759,402

STANDARDAERO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share figures)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$1,409,613	$1,157,771	$5,237,161	$4,563,284
Cost of revenue	1,207,719	999,739	4,483,019	3,927,965
Selling, general and administrative expense	82,348	54,545	254,092	202,766
Amortization of intangible assets	24,907	23,613	95,457	93,681
Acquisition costs	51	—	1,374	1,514
Operating income	94,588	79,874	403,219	337,358
Interest expense	47,011	79,130	282,507	309,645
Refinancing costs	17,259	—	23,700	19,921
Loss on debt extinguishment	11,678	—	15,255	6,182
Other income	—	—	—	(3,509)
Income (loss) before income taxes	18,640	744	81,757	5,119
Income tax expense	32,693	5,303	70,783	40,180
Net (loss) income	$(14,053)	$(4,559)	$10,974	$(35,061)

(Loss) earnings per share:
Basic	$(0.04)	$(0.02)	$0.04	$(0.13)
Diluted	$(0.04)	$(0.02)	$0.04	$(0.13)

Weighted-average common shares outstanding
Basic	327,280	275,175	288,415	275,175
Diluted	327,280	275,175	289,799	275,175

STANDARDAERO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2024	2023
Operating activities
Net income (loss)	$10,974	$(35,061)
Adjustments to reconcile net loss from operations to net cash provided by operating activities:
Depreciation and amortization	187,080	197,104
Impairment of long-lived assets	—	—
Amortization of deferred finance charges and discounts	11,921	15,312
Amortization of loss on derivative instruments	(304)	(1,412)
Amortization of interest cap premiums	10,156	6,301
Payment of interest rate cap premiums	(10,211)	(5,948)
Stock compensation expense	17,376	—
Loss on debt extinguishment	15,255	6,182
Loss (gain) from disposals, net	482	(14)
Non-cash lease expense	1,612	1,400
Deferred income taxes	(22,514)	(19,847)
Foreign exchange loss (gain)	(1,440)	3,186
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(58,268)	18,714
Contract assets, net	(92,368)	(130,101)
Inventories	(138,008)	(91,245)
Prepaid expenses and other current assets	5,231	26,262
Accounts payable, accrued expenses and other current liabilities	104,375	(25,743)
Contract liabilities	43,169	137,353
Due to related parties	1,483	(276)
Income taxes payable and receivable	(9,671)	(34,274)
Net cash provided by operating activities	76,330	67,893
Investing activities
Acquisitions, net of cash	(114,073)	(31,054)
Purchase of property, plant and equipment	(102,935)	(55,129)
Purchase of intangible assets	(20,250)	(30,180)
Proceeds from disposal	1,812	3,508
Net cash used in investing activities	(235,446)	(112,855)
Financing activities
Proceeds from IPO, net	1,202,802	—
Proceeds from issuance of long-term debt	3,247,000	1,479,568
Repayment of long-term debt	(4,235,510)	(1,488,369)
Payment of deferred financing charges	(9,276)	(2,892)
Repayments of long-term agreements	(1,260)	(2,994)
Net cash provided by (used in) financing activities	203,756	(14,687)
Effect of exchange rate changes on cash	(41)	(2,434)
Net increase (decrease) in cash	44,599	(62,083)
Cash at beginning of the period	57,982	120,065
Cash at end of the period	$102,581	$57,982
Supplemental cash flow information:	—
Cash paid during the period	—
Interest	$291,150	$297,334
Income taxes, net of tax refunds	101,652	99,506
Supplemental disclosure of non-cash investing activities:	—
Portion of capital expenditures in accrued expenses and other current liabilities	$1,823	$541
Acquisition of intangible assets, liability incurred but not paid	30,261	—

Selected financial information for each segment is as follows:

	Three months ended December 31, 2024
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$1,264,287	$145,326	$1,409,613
Intersegment revenue	(18,710)	18,710	—
Total segment revenue	1,245,577	164,036	1,409,613
Other segment items (1)	1,085,766	120,371	1,206,137
Segment Adjusted EBITDA	$159,811	$43,665	$203,476
Corporate (2)			17,311
Depreciation and amortization			48,143
Interest expense			47,011
Business transformation costs (LEAP and CFM) (6)			9,612
IPO-related costs			8,303
Refinancing costs			17,259
Loss on debt extinguishment			11,678
Stock compensation (4)			17,376
Integration costs and severance (3)			1,857
Acquisition costs (5)			51
Other (7)			6,235
Profit before tax			$18,640

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(4)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership. Because those awards do not vest until a liquidity event, the Company did not begin recognizing any associated stock compensation expense until the Company’s IPO on October 2, 2024, when a liquidity event became probable.
(5)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(6)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(7)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

	Year ended December 31, 2024
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$4,712,468	$524,693	$5,237,161
Intersegment revenue	(67,729)	67,729	—
Total segment revenue	4,644,739	592,422	5,237,161
Other segment items (1)	4,033,833	437,688	4,471,521
Segment Adjusted EBITDA	$610,906	$154,734	$765,640
Corporate (2)			75,108
Depreciation and amortization			188,164
Interest expense			282,507
Business transformation costs (LEAP and CFM) (6)			43,238
IPO-related costs			26,909
Refinancing costs			23,700
Loss on debt extinguishment			15,255
Stock compensation (4)			17,376
Integration costs and severance (3)			2,782
Acquisition costs (5)			1,374
Other (7)			7,470
Profit before tax			$81,757

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(4)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership. Because those awards do not vest until a liquidity event, the Company did not begin recognizing any associated stock compensation expense until the Company’s IPO on October 2, 2024, when a liquidity event became probable.
(5)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(6)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(7)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

	Three months ended December 31, 2023
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$1,040,760	$117,011	$1,157,771
Intersegment revenue	(13,946)	13,946	—
Total segment revenue	1,026,814	130,957	1,157,771
Other segment items (1)	895,634	100,553	996,187
Segment Adjusted EBITDA	$131,180	$30,404	$161,584
Corporate (2)			25,841
Depreciation and amortization			49,303
Interest expense			79,130
Business transformation costs (LEAP and CFM) (4)			5,979
Integration costs and severance (3)			(1,187)
Other (5)			1,774
Profit before tax			$744

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(4)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

	Year ended December 31, 2023
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$4,097,621	$465,663	$4,563,284
Intersegment revenue	(47,753)	47,753	—
Total segment revenue	4,049,868	513,416	4,563,284
Other segment items (1)	3,530,757	388,108	3,918,865
Segment Adjusted EBITDA	$519,111	$125,308	$644,419
Corporate (2)			83,301
Depreciation and amortization			197,104
Interest expense			309,645
Business transformation costs (LEAP and CFM) (5)			11,363
Refinancing costs			19,921
Loss on debt extinguishment			6,182
Integration costs and severance (3)			1,374
Acquisition costs (4)			1,514
Other (6)			8,896
Profit before tax			$5,119

(1)
Other segment items for each reportable segment primarily includes cost of sales and other selling general and administrative expenses.
(2)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(3)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(4)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(5)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(6)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in millions, except percentages)
Net income (loss)	$(14.1)	$(4.6)	$11.0	$(35.1)
Income tax expense	32.7	5.3	70.8	40.2
Depreciation and amortization	48.1	49.3	188.1	197.1
Interest expense	47.0	79.1	282.5	309.6
Business transformation costs (LEAP and CFM) (4)	9.6	6.0	43.2	11.4
IPO-related costs	8.3	—	26.9	—
Refinancing costs	17.3	—	23.7	19.9
Loss on debt extinguishment	11.7	—	15.3	6.2
Stock compensation (2)	17.4	—	17.4	—
Integration costs and severance (1)	1.9	(1.2)	2.8	1.4
Acquisition costs (3)	0.1	—	1.4	1.5
Other (5)	6.2	1.8	7.4	8.9
Adjusted EBITDA	$186.2	$135.7	$690.5	$561.1
Revenue	$1,409.6	$1,157.8	$5,237.2	$4,563.3
Net income (loss) margin	(1.0)%	(0.4)%	0.2%	(0.8)%
Adjusted EBITDA Margin	13.2%	11.7%	13.2%	12.3%

(1)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(2)
Represents non-cash stock compensation expense associated with awards issued under 2019 Long-Term Incentive Plan in connection with Carlyle’s ownership. Because those awards do not vest until a liquidity event, the Company did not begin recognizing any associated stock compensation expense until the Company’s IPO on October 2, 2024, when a liquidity event became probable.”
(3)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(4)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(5)
Represents quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

The following table presents a reconciliation of the nearest comparable GAAP measure to Net Debt to Adjusted EBITDA:

	December 31,
	2024	2023
	(in millions except percentatges)
New 2024 Term Loan Facilities	$2,250.0	$—
Prior 2023 Term Loan Facilities	—	2,562.1
Prior Senior Notes	—	675.5
Finance leases	18.4	20.3
Other	1.2	1.4
Debt	2,269.6	3,259.3
Less Cash	102.6	58.0
Net Debt	$2,167.0	$3,201.3

LTM EBITDA	690.5	561.1
Net Debt to Adjusted EBITDA	3.1x	5.7x

Segment Results

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(in millions, except percentages)
Engine Services
Segment Revenue	$1,245.6	$1,026.8	$4,644.8	$4,049.9
Segment Adjusted EBITDA	$159.8	$131.2	$610.9	$519.1
Segment Adjusted EBITDA Margin	12.8%	12.8%	13.2%	12.8%
Component Repair Services
Segment Revenue	$164.0	$131.0	$592.4	$513.4
Segment Adjusted EBITDA	$43.7	$30.4	$154.7	$125.3
Segment Adjusted EBITDA Margin	26.6%	23.2%	26.1%	24.4%